UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2005
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

6440 North Central Expressway, Suite 620
Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 777-4100
Novo Networks, Inc.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders
Please see “Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” below.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective as of September 16, 2005, Messrs. Barrett Wissman, Peter J. Mixter and John Stevens Robling, Jr. resigned as directors of the Company. Messrs. Wissman, Mixter and Robling resigned in connection with the acquisition of substantially all of the assets of Berliner Communications, Inc., which became effective upon filing of the certificates of amendment to the Company’s certificate of incorporation. On the same date, the remaining directors of the Company elected to re-appoint Messrs. Mixter and Robling to the Company’s board of directors. Mr. Mixter was re-appointed as a Class I director of the Company and Mr. Robling was re-appointed as a Class II director of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On September 16, 2005, Berliner Communications, Inc., formerly known as Novo Networks, Inc. (the “Company”), filed two certificates of amendment (the “Charter Amendments”) to the Company’s certificate of incorporation that amended the Company’s certificate of incorporation (the “Certificate of Incorporation”) as follows:
•	to increase the aggregate number of shares which the Company will have the authority to issue from 225,000,000 to 6,600,000,000 shares, of which 6,000,000,000 shares will be shares of common stock, par value $0.00002 per share (“Common Stock”), and 600,000,000 shares will be shares of preferred stock, par value $0.00002 per share (“Preferred Stock”);

•	to change the Company’s name from Novo Networks, Inc. to Berliner Communications, Inc.;

•	to amend the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock to reduce the conversion price of the Series B Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series B Convertible Preferred Stock to 321,015,546;

•	to amend the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock to reduce the conversion price of the Series D Convertible Preferred Stock to $0.014018, and thereby increase the number of shares of Common Stock issuable upon conversion of such shares of the Series D Convertible Preferred Stock to 675,773,394;

•	to provide that, upon the filing of the first certificate of amendment, all shares of Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock will be automatically converted into Common Stock;

•	to effect a 1:300 reverse stock split, such that the outstanding shares of Common Stock will be reclassified and one new share of Common Stock will be issued for every 300 shares of existing Common Stock; and

•	to amend the Certificate of Incorporation, such that, after giving effect to the reverse stock split, the aggregate number of shares that the Company will have the authority to issue is 22,000,000 shares, of which 20,000,000 shares will be shares of Common Stock, and 2,000,000 shares will be shares of Preferred Stock.
     The Charter Amendments were approved on February 18, 2005, through the written consent of the holders of a majority of the outstanding shares of our voting securities. Please see the Company’s Definitive Information Statement on Form 14C filed with the Commission on August 25, 2005 for more information.
     As a result of the Company’s name change, the Company has changed its ticker symbol on the Over the Counter Bulletin Board from “NVNW” to “BERL.”

Item 9.01 Financial Statements and Exhibits
(c)	The following exhibits are furnished in accordance with the provisions of Item 601 of Regulations S-K:

Exhibit
Number	Description of Exhibit

3.1	Certificate of Amendment to Novo Networks, Inc. Certificate of Incorporation, as amended, filed with the Delaware Secretary of State on September 16, 2005
3.2	Certificate of Amendment to Novo Networks, Inc. Certificate of Incorporation, as amended, filed with the Delaware Secretary of State on September 16, 2005
99.1	Press release issued by Novo Networks, Inc., on September 16, 2005, announcing completion of recapitalization and name change to Berliner Communications

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC. (formerly known as NOVO NETWORKS, INC.)
Date: September 19, 2005	By:	/s/ Patrick G. Mackey
Patrick G. Mackey
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Certificate of Amendment to Novo Networks, Inc. Certificate of Incorporation, as amended, filed with the Delaware Secretary of State on September 16, 2005
3.2	Certificate of Amendment to Novo Networks, Inc. Certificate of Incorporation, as amended, filed with the Delaware Secretary of State on September 16, 2005
99.1	Press release issued by Novo Networks, Inc., on September 16, 2005, announcing completion of recapitalization and name change to Berliner Communications